Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”), made and entered into as of this      day of             , 2010 (and effective as set forth in Section 4.11 of this Agreement), by and between Tower International, Inc., a Delaware corporation (the “Company”), and Tower International Holdings, LLC, a Delaware limited liability company (“TI Holdings”),

WITTNESSETH THAT

WHEREAS, the Company intends to effect an initial public offering (the “IPO”) of shares of its common stock, par value $0.01 per share (the “Common Stock”), described in a Registration Statement on Form S-1 (No.333-165200);

WHEREAS, TI Holdings will hold a substantial number of shares of Common Stock on the Effective Date; and

WHEREAS, the Company wishes to provide TI Holdings with certain registration rights as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting stock, by agreement or otherwise.

“Agreement” has the meaning given such term in the Preamble.

“Beneficial Owner” has the meaning given such term in Rules 13d-3 and 13d-5 under the Exchange Act.

“Blackout Period” has the meaning set forth in Section 2.10(a)(ii).

“Business Day” means any day that is not a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Commission” means the United States Securities and Exchange Commission, and any successor commission or agency having similar powers.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Delay Notice” has the meaning set forth in Section 2.01(e)(ii).

“Demand Exercise Notice” has the meaning set forth in Section 2.01(a).

“Demanding Party” has the meaning set forth in Section 2.01(a).

“Demand Registration” has the meaning set forth in Section 2.01(a).

“Demand Registration Maximum Offering Size” has the meaning set forth in Section 2.01(f).

“Demand Registration Request” has the meaning set forth in Section 2.01(a).

“Disadvantageous Condition” means the existence of any acquisition, disposition or other material transaction involving the Company or any of its Subsidiaries or any material financing activity, or the unavailability of any required financial statements, or the possession by the Company of material information which, in the judgment of the Board of Directors of the Company, would not be in the best interests of the Company or any of its Subsidiaries to disclose in a Registration Statement.

“Effective Date” means the date on which Tower Automotive, LLC converts into corporate form (and changes its name to Tower International, Inc.) pursuant to Section 265 of the General Corporation Law of the State of Delaware.

“Equity Interests” means any shares of any class or series of capital stock of the Company or any securities or instruments (including debt securities) directly or indirectly convertible into or exercisable or exchangeable for shares of any class or series of capital stock of the Company (or which are convertible into or exercisable or exchangeable for another security or instrument which is, in turn, directly or indirectly convertible into or exercisable or exchangeable for shares of any class or series of capital stock of the Company), whether at the time of issuance or upon the passage of time or the occurrence of future events, whether now authorized or not.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“FINRA” means the Financial Industry Regulation Authority.

“Holders” means TI Holdings, for so long as (and to the extent that) it owns any Registrable Securities, and each of its successors, assigns, and direct and indirect transferees who become registered owners of Registrable Securities or securities exercisable, exchangeable or convertible into Registrable Securities in accordance with this Agreement. To the extent an in-kind distribution is contemplated, an indirect holder of Registrable Securities may be considered a Holder for purposes of this Agreement as appropriate.

“Information Blackout” has the meaning set forth in Section 2.10(a).

“Initial Shares” has the meaning set forth in Section 2.04(e).

“IPO” has the meaning given such term in the Recitals.

“Other Securities” shall have the meaning set forth in Section 2.02(a).

“Outstanding” means with respect to any securities as of any date, all such securities theretofore issued, except any such securities theretofore converted, exercised or canceled or held by the issuer or any successor thereto (whether in its treasury or not) or any Affiliate of the issuer or any successor thereto.

“Overallotment Option Shares” has the meaning set forth in Section 2.04(e).

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, association, joint-stock corporation, estate, trust, unincorporated organization or government or any political subdivision, agency or instrumentality thereof or any other entity of any kind.

“Piggyback Registration Maximum Offering Size” has the meaning set forth in Section 2.02(b).

“Prospectus” means the prospectus included in a Registration Statement, including any preliminary prospectus or summary prospectus, and any such prospectus or preliminary or summary prospectus as amended or supplemented, and in each case including all material incorporated by reference therein.

“Public Offering” means an underwritten public offering of Equity Interests pursuant to an effective Registration Statement under the Securities Act.

“Registrable Securities” means any shares of Common Stock held by the Holders. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such Registration Statement; (ii) they shall have been distributed to the public pursuant to Rule 144; (iii) they shall have been otherwise transferred or disposed of, and new certificates therefor not bearing a restrictive legend restricting further transfer shall have been delivered by the Company, and subsequent transfer or disposition of them shall not require their registration or qualification under the Securities Act or any state securities laws; or (iv) they shall have ceased to be outstanding.

“Registration Expenses” has the meaning set forth in Section 2.03.

“Registration Statement” means a registration statement filed by an issuer with the Commission and all amendments and supplements to any such registration statement, including any statutory prospectus, preliminary prospectus or issuer free writing prospectus or any amendment or supplement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Rule 144” means Rule 144 (or any successor provision) under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“TI Holdings” has the meaning set forth in the Preamble.

“Transferee” has the meaning set forth in Section 3.01(a).

“Transferring Holder” has the meaning set forth in Section 3.01(a).

ARTICLE II

REGISTRATION RIGHTS

Section 2.01 Demand Registration Rights.

(a) Commencing six months following the consummation of the IPO, but not within 180 days after the consummation of any Public Offering, TI Holdings (and certain Transferees, as set forth in Section 3.01(a)) shall have the right to require the Company to file a Registration Statement under the Securities Act, covering all or any part of its Registrable Securities, by delivering a written notice thereof to the Company specifying the number of Registrable Securities to be included in such registration and the intended method of distribution thereof. Such request pursuant to this Section 2.01 is referred to herein as the “Demand Registration Request,” the registration so requested is referred to herein as the “Demand Registration,” and the party making such request is referred to as the “Demanding Party.” There shall be no limit on the number of times that TI Holdings and its Transferees may exercise demand registration rights under this Section 2.01. As promptly as practicable, but no later than ten Business Days after receipt of a Demand Registration Request, the Company shall give written notice (the “Demand Exercise Notice”) of such Demand Registration Request to all other Holders. In all instances, the Demanding Party and the Company shall cooperate in good faith regarding a Demand Registration Request should the Company have any planned offering(s), or if the Company has effected an offering of its Equity Interests (other than pursuant to a Registration Statement on Form S-8), within six months of the delivery of such Demand Registration Request.

(b) The Company shall include in the Demand Registration the Registrable Securities requested to be included therein by the Demanding Party and by any other Holders that shall have made a written request to the Company for inclusion in such registration (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such other Holder) within 30 days after the receipt of the Demand Exercise Notice.

(c) The Company shall use its reasonable best efforts to (i) effect the registration under the Securities Act (including by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested by the Demanding Party and if the Company is then eligible to effect such a registration on Form S-3 or on any successor to Form S-3) of the Registrable Securities which the Company has been so requested to register by the Demanding Party and the other Holders (to the extent permitted to be registered in accordance with the terms hereof), for distribution in accordance with the intended method of distribution described in the Demand Registration Request, and (ii) if requested by the Demanding Party, obtain acceleration of the effective date of the Registration Statement relating to such registration.

(d) If a requested registration pursuant to this Section 2.01 involves an underwritten offering, the Demanding Party shall have the right to select an investment banker or bankers of nationally recognized standing to administer the offering; provided, however, that such investment banker or bankers shall be reasonably satisfactory to the Company. The Company shall notify the Demanding Party if the Company objects to any investment banker or manager selected by the Demanding Party pursuant to this Section 2.01(d) within ten (10) Business Days after the Demanding Party has notified the Company of such selection.

(e) Notwithstanding anything to the contrary in this Section 2.01:

(i) If the managing underwriter of any underwritten Public Offering shall advise the Demanding Party that the Registrable Securities covered by the Registration Statement cannot be sold in such offering within a price range acceptable to the Demanding Party, then the Demanding Party shall have the right to notify the Company that it has determined that the Registration Statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such Registration Statement and notify all other Holders participating in such Demand Registration.

(ii) If the Board of Directors of the Company determines in good faith that a Disadvantageous Condition exists, the Company shall, notwithstanding any other provision of this Article II, be entitled, upon the giving of a written notice (a “Delay Notice”) to such effect to each Holder of Registrable Securities included or to be included in such Registration Statement, to delay the filing of such Registration Statement until, in the judgment of the Board of Directors of the Company, such Disadvantageous Condition no longer exists (notice of which the Company shall promptly deliver to the Holders of the Registrable Securities with respect to which any such Registration Statement was to have been filed); provided, however, that such delay shall not exceed a period of ninety (90) days from the date the Demand Registration Request is received by the Company; provided, further, that the Company may not utilize this right more than once in any twelve-month period.

(f) In connection with any Demand Registration Request involving an underwritten offering, if the managing underwriter shall advise the Company that, in its view, the number of securities (including the Registrable Securities) that the Holders, the Company and any other Person intend to include in such registration exceeds the largest number of securities which can be sold in such offering at a price reasonably acceptable to the Demanding Party (the “Demand Registration Maximum Offering Size”), the Company will include in such registration, in the following priority, up to the Demand Registration Maximum Offering Size:

(i) first, the Registrable Securities requested to be included in such registration pursuant to this Section 2.01; if the number of Registrable Securities requested to be included exceeds the Demand Registration Maximum Offering Size, then the Registrable Securities to be included in such registration shall be allocated pro rata among the Holders requesting registration based on the number of securities duly requested to be included in such registration by each such Holder; and

(ii) second, the securities to be offered by the Company; and

(ii) third, all other securities requested by any other Person to be included in such registration (pursuant to contractual registration rights or otherwise).

(g) Notwithstanding the foregoing, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.01 with respect to the Registrable Securities during the period starting with the date 30 days prior to the Company’s good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a registration subject to Section 2.02 hereof.

(h) The Company shall not have any obligation hereunder to register any Registrable Securities under this Section 2.01 unless it shall have received requests from a Demanding Party to register (i) at least five percent (5%) of the Outstanding Registrable Securities or (ii) shares of Common Stock having an aggregate market valuation, based on the most recent closing price of the Common Stock at the time of the demand, of $10 million, whichever is less.

(i) No registration of Registrable Securities under this Section 2.01 shall relieve the Company of its obligations (if any) to effect registrations of Registrable Securities pursuant to Section 2.02.

Section 2.02 Piggyback Registration Rights.

(a) At any time commencing six months following the IPO, if the Company proposes to register (whether proposed to be offered for sale by the Company or by any other Person) any shares of capital stock (collectively, the “Other Securities”) under the Securities Act on a form and in a manner that would permit registration of the Registrable Securities for sale to the public under the Securities Act, each Holder of Registrable Securities will have the right to include its Registrable Securities in such registration in accordance with this Section 2.02. The

Company will give prompt written notice to all Holders of Registrable Securities of its intention to register the Other Securities, describing the number of shares to be registered for sale and specifying the form and manner and the other relevant facts involved in such proposed registration (including, without limitation, whether or not such registration will be in connection with an underwritten offering, and if so, the identity of the managing underwriter and whether such offering will be pursuant to a “best efforts” or “firm commitment” underwriting). Upon the written request of any Holder delivered to the Company within 15 days after such notice shall have been received by such Holder (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and shall confirm that such Holder will dispose of such Registrable Securities pursuant to the Company’s intended method of disposition), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by the Holders of such Registrable Securities; provided, however, that:

(i) if such registration involves an underwritten offering, all Holders requesting that their Registrable Securities be included in such registration must sell their Registrable Securities to the underwriters selected by the Company (and/or such other Person offering the Other Securities) on the same terms and conditions as the terms and conditions that apply to the Company (and/or such other Person(s) offering the Other Securities);

(ii) if, at any time after giving such written notice of its intention to register any of such Registrable Securities for sale, and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason to withdraw such Registration Statement, the Company may, at its election, give written notice of such determination to each Holder that has requested to register Registrable Securities and thereupon the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration; provided, however, that all Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.03 hereof; and

(iii) the Company shall have no obligation to provide registration rights pursuant to this Section 2.02 during the period starting with the date 30 days prior to the Company’s good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a registration subject to Section 2.01 hereof; provided, however, that the Company uses its reasonable best efforts to cause such Registration Statement to become effective.

(b) In connection with any Public Offering with respect to which Holders shall have requested registration pursuant to this Section 2.02, if the managing underwriter shall advise the Company that, in its view, the number of securities (including the Registrable Securities) that the Company, the Holders and any other Person intend to include in such registration exceeds the largest number of securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold (the “Piggyback Registration Maximum Offering Size”), the Company will include in such registration, in the following priority, up to the Piggyback Registration Maximum Offering Size:

(i) first, all the Other Securities that the Company proposes to include in such registration;

(ii) second, the Registrable Securities requested to be registered pursuant to this Section 2.02; if the number of Registrable Securities requested to be included exceeds the Piggyback Registration Maximum Offering Size, then the Registrable Securities to be included in such registration shall be allocated pro rata among the Holders requesting registration based on the number of securities duly requested to be included in such registration by each such Holder; and

(ii) third, all Other Securities requested by any other Person to be included in such registration (pursuant to contractual registration rights or otherwise).

(c) If a Holder decides not to include all of its Registrable Securities in any Registration Statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of securities, all upon the terms and conditions set forth herein.

(d) Notwithstanding anything in this Article II to the contrary, the Company shall not be required to give notice of, or effect any registration of Registrable Securities under this Article II incidental to, the registration of any of its securities in connection with mergers, consolidations, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock options or other employee benefit or compensation plans.

Section 2.03 Registration Expenses.

The Company shall pay all Registration Expenses in connection with the registration of Registrable Securities pursuant to this Article II. “Registration Expenses” means all expenses incident to the Company’s performance of or compliance with Article II, including, without limitation, all registration, filing and qualification fees (including filing fees with respect to FINRA), all fees and expenses of complying with state securities or “blue sky” laws (including reasonable fees and disbursements of underwriters’ counsel in connection with any “blue sky” memorandum or survey), all printing expenses, all listing fees, all registrars’ and transfer agents’ fees, the fees and disbursements of counsel for the Company and of its independent certified public accountants, including the expenses of any special audits and/or “comfort” letters required by or incident to such performance and compliance, but excluding underwriting discounts and commissions, applicable transfer taxes, if any, and the fees and disbursements of the attorneys-in-fact and the custodian for the Holders. In addition, in connection with each registration, the Company shall pay the reasonable fees and expenses of one legal counsel to represent the interests of the Holders selling Registrable Securities in such registration.

Section 2.04 Registration Procedures.

(a) If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in this Article II, the Company will:

(i) promptly prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective as soon as reasonably practicable thereafter;

(ii) prepare and file with the Commission such amendments (including any statutory prospectus, preliminary prospectus or issuer free writing prospectus or any amendment or supplement) and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until the earlier of (a) such time as all such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement, and (b) 210 days from the date such Registration Statement first becomes effective;

(iii) furnish to each seller of such Registrable Securities such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the Prospectus included in such Registration Statement, in conformity with the requirements of the Securities Act, such documents incorporated by reference in such Registration Statement or Prospectus and such other documents as such seller may reasonably request in order to facilitate the sale of such Registrable Securities;

(iv) register or qualify all Registrable Securities and other securities covered by such Registration Statement under such securities or “blue sky” laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things that may be necessary to enable each such seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such Registration Statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, to subject itself to taxation in respect of doing business in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(v) furnish to each seller of Registrable Securities, on the date that the Registrable Securities are delivered to the underwriters for sale in connection with a Public Offering, or, if such registration does not involve an underwritten Public Offering, on the date that the Registration Statement with respect to such Registrable Securities becomes effective, (a) an opinion, dated such date, of the counsel representing the Company for the purpose of such registration, in form and substance as is customarily given to underwriters in a Public Offering, addressed to the underwriters, if any, or if there are no such underwriters, to the sellers of Registrable Securities in such registration, and (b) a “comfort” letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in a Public Offering, addressed to the underwriters, if any, or if there are no such underwriters, to the sellers of Registrable Securities;

(vi) promptly notify each seller of Registrable Securities covered by such Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and if it is necessary to amend or supplement such Prospectus to comply with applicable law, and at the request of any such seller prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and shall otherwise comply in all material respects with applicable law;

(vii) comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earning statement covering a period of at least twelve months, beginning with the first month of the first fiscal quarter after the effective date of such Registration Statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(viii) use all reasonable efforts to facilitate the distribution and sale of any shares of Common Stock to be offered pursuant to this Agreement, including without limitation, by causing appropriate officers of the Company to attend any “road shows” and analyst presentations and otherwise use commercially reasonable efforts to cooperate as requested by the underwriters or any Holder of Registrable Securities in the offering, marketing or selling of the Registrable Securities;

(ix) cause all such Registrable Securities registered pursuant hereto to be listed on the securities exchange or quoted on the interdealer quotation system on which the Common Stock is listed or quoted, if such listing or quotation is then permitted under the rules of such exchange or quotation system, and provide a transfer agent, registrar and CUSIP number for such Registrable Securities no later than the effective date of such Registration Statement; and

(x) issue to any underwriter to which any Holder of Registrable Securities may sell such Registrable Securities in connection with any such registration (and to any direct or indirect transferee of any such underwriter) certificates evidencing shares of Common Stock without restrictive legends.

The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such seller and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing and as shall be required by applicable law or by the Commission in connection therewith. The Company shall have no obligation to have a Registration Statement declared effective or incur costs in connection therewith until the seller of such Registrable Securities provides such information to the Company; provided, however, that if the applicable Registration Statement is a resale shelf Registration Statement filed pursuant to Rule 415 under the Securities Act, the Company shall have the right to exclude such seller from the table of selling stockholders set forth in such Registration Statement pending receipt of such information but not to delay the preparation, filing or declaration of the effectiveness of such Registration Statement to the extent that such Registration Statement is for the benefit of other selling stockholders and such other selling stockholder(s) caused the Company to file such Registration Statement.

(b) If requested by the underwriters for any Public Offering of Registrable Securities on behalf of a Holder or Holders of Registrable Securities pursuant to a registration requested under Section 2.01 or 2.02 hereof, the Company and each such Holder of Registrable Securities will enter into and perform their respective obligations under an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such Holders and such other terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities to the effect and to the extent provided in Sections 2.06 and 2.07 hereof and delivery of opinions of counsel and accountant letters.

(c) If any registration pursuant to Section 2.01 or 2.02 hereof shall be in connection with an underwritten Public Offering, each Holder that includes Registrable Securities in such Public Offering agrees, if so required by the managing underwriter(s), not to effect any public sale or distribution (including any sale pursuant to Rule 144) of Equity Securities (other than as part of such underwritten Public Offering) within ten days prior to or 90 days after (i) the effective date of the Registration Statement with respect to such underwritten Public Offering, or (ii) in the event of a shelf Registration Statement, the consummation of an underwritten takedown; provided, however, that the 90 day period referred to in this Section 2.04(c) may be extended to up to 180 days upon the managing underwriter’s or underwriters’ reasonable request.

(d) The Company agrees, if so required by the managing underwriter(s) in connection with an underwritten Public Offering of Registrable Securities pursuant to Section 2.01 or 2.02, not to effect any public or private sale or distribution of any of its Equity Interests (other than as part of such underwritten Public Offering), including a sale pursuant to Regulation D under the Securities Act (or Section 4(2) thereof), within ten days prior to or 90 days after (i) the effective date of the Registration Statement with respect to such underwritten Public Offering, or (ii) in the event of a shelf Registration Statement, the consummation of an underwritten takedown, except in connection with any equity incentive plan, agreement, bonus, award, stock purchase plan, stock option plan or other stock arrangement registered on Form S-8 or an acquisition, merger or exchange offer; provided, however, that the 90-day period referred to in this Section 2.04(d) may be extended to up to 180 days upon the managing underwriter’s or underwriters’ reasonable request.

(e) It is understood that in any underwritten offering of Registrable Securities, in addition to the shares (the “Initial Shares”) the underwriters have committed to purchase, the underwriting agreement may grant the underwriters an option to purchase a number of additional shares (the “Overallotment Option Shares”) equal to up to 15% of the Initial Shares (or such other maximum amount as FINRA may then permit), solely to cover over-allotments. Shares of Common Stock proposed to be sold by the Company and the Holders of Registrable Securities shall be allocated between Initial Shares and Overallotment Option Shares as agreed or, in the absence of agreement, pursuant to Sections 2.01 or 2.02 hereof.

(f) No Holder of Registrable Securities may participate in any Public Offering hereunder unless it (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Article II.

Section 2.05 Preparation; Reasonable Investigation.

In connection with the preparation and filing of each Registration Statement registering Registrable Securities under the Securities Act, the Company will give the Holders on whose behalf such Registrable Securities are to be so registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have issued a report on its financial statements as shall be reasonably necessary, in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

Section 2.06 Indemnification.

(a) In the case of any Registration Statement filed under the Securities Act pursuant to Section 2.01 or Section 2.02, the Company will indemnify and hold harmless the seller of any Registrable Securities covered by such Registration Statement, its directors, officers and employees, each other Person who participates as an underwriter in the offering or sale of such Registrable Securities, each officer, director and employee of each such underwriter, and each other Person, if any, who controls such seller, or each officer, director and employee of such seller, or such underwriter, or each officer, director and employee of such underwriter, within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, claims, damages, liabilities and expenses, joint or several, to which any such Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact in any

Registration Statement (including any document incorporated by reference therein) under which the Registrable Securities were registered under the Securities Act, or any Prospectus or issuer free writing prospectus or any amendment or supplement thereto, or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or other federal or state law or any rule or regulation promulgated under the Securities Act, the Exchange Act or other federal or state law; and the Company will reimburse each such Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or expense; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, Prospectus, issuer free writing prospectus or blue sky filing or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company for use in the preparation thereof by such seller, underwriter or non-selling controlling Person, as the case may be. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Person and shall survive the transfer of such securities by such seller.

(b) The Company may require, as a condition to including any Registrable Securities in any Registration Statement filed pursuant to this Article II, that the Company shall have received an undertaking reasonably satisfactory to it from (i) the prospective seller of such Registrable Securities to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.06(a) hereof, except that any such prospective seller shall not in any event be liable to the Company pursuant thereto for an amount in excess of the net proceeds of the sale of such prospective seller’s Registrable Securities) the Company, each officer, director and employee of the Company, each underwriter of such securities, each officer, director and employee of each such underwriter and each other Person, if any, who controls the Company or any such underwriter or any officer, director or employee thereof within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (ii) each such underwriter of such securities to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.06(a) hereof) the Company, each officer, director and employee of the Company, each prospective seller, each officer, director and employee of each prospective seller and each other Person, if any, who controls the Company or any prospective seller or any officer, director or employee thereof within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, but in each case only with respect to any statement in or omission from such Registration Statement, any Prospectus included therein, or any amendment or supplement thereto if such statement or omission was made in reliance upon and in conformity with written information furnished by such prospective seller or such underwriter, as the case may be, to the Company for use in the preparation of such Registration Statement, Prospectus, amendment or supplement; provided, however, that notwithstanding anything in this Agreement to the contrary, the indemnity agreement contained in this subsection 2.06(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense (or action or proceeding in respect thereof) if such settlement is effected without the consent of the indemnifying party; provided that in no event shall any indemnity under this subsection 2.06(b) exceed the net proceeds from the offering received by such indemnifying party. Such indemnity shall remain in full force and effect regardless of any investigation made by the indemnified party and shall survive the transfer of such securities by such seller.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding (including any investigation by any governmental authority) involving a claim referred to in Section 2.06(a) or (b) hereof, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding provisions of this Section 2.06, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim (in which case, the indemnifying party shall not be liable for the fees and expenses of more than one (1) counsel for all sellers of Registrable Securities, or more than one counsel for the underwriters in connection with any one (1) action or separate but similar or related actions), the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof.

(d) The indemnity provided for hereunder shall not inure to the benefit of any indemnified party to the extent that such indemnified party failed to comply with the applicable prospectus delivery requirements of the Securities Act as then applicable to the person asserting the loss, claim, damage or liability for which indemnity is sought.

(e) The right to indemnification under this Section 2.06 shall survive indefinitely.

Section 2.07 Contribution.

(a) If the indemnification provided for in Section 2.06 is unavailable to the indemnified parties in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the amounts paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) as among the Company and each of the selling Holders of Registrable Securities covered by a Registration Statement, on the one hand, and the underwriters, on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and each such selling Holder, on the one hand, and the underwriters, on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and each such selling Holder, on the one hand, and of the underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations, and (ii) as between the Company, on the one hand, and each selling Holder of Registrable Securities covered by a Registration Statement, on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and each such selling Holder, on the one hand, and the underwriters, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and each such selling Holder bears to the total underwriting discounts and commissions received by the underwriters. The relative fault of the Company and any selling Holder, on the one hand, and of the underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and any selling Holder or by the underwriters. The relative fault of the Company, on the one hand, and each such selling Holder, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company or any such selling Holder, and the parties’ (including as between selling Holders) relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b) The Company and the Holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 2.07 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.07, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and offered and distributed to the public exceeds the amount of any damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Holder of Registrable Securities shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Holder were offered to the public exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of each Holder of Registrable Securities to contribute pursuant to this Section 2.07 is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all the Holders and not joint.

Section 2.08 Nominees of Beneficial Owners.

In the event that any Registrable Securities are held by a nominee for the Beneficial Owner thereof, the Beneficial Owner thereof may, at its election, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any holder of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement. If the Beneficial Owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such Beneficial Owner’s ownership of such Registrable Securities.

Section 2.09 Rule 144.

The Company shall use all commercially reasonable efforts to take all actions necessary to comply with the filing requirements described in Rule 144(c)(1) or any successor thereto so as to enable the Holders to sell Registrable Securities without registration under the Securities Act. Upon the written request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with the filing requirements under Rule 144(c)(1) or any successor thereto.

Section 2.10 Information Blackout.

(a) Upon written notice from the Company to the Holders that the Company has determined in good faith that the sale of Registrable Securities pursuant to a Registration Statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law (A) which disclosure would have a material adverse effect on the Company or (B) relating to a material business transaction involving the Company (an “Information Blackout”), the Company may postpone the effectiveness of any Registration Statement required hereunder and, if such Registration Statement has become effective, the Company shall not be required to maintain the effectiveness of such Registration Statement and all Holders shall suspend sales of Registrable Securities pursuant to such Registration Statement, in each case, until the earlier of:

(i) forty-five (45) days after the Company makes such good faith determination, and

(ii) such time as the Company notifies the Holders that such material information has been disclosed to the public or has ceased to be material or that sales pursuant to such Registration Statement may otherwise be resumed (the number of days from such notice from the Company until the day when the Information Blackout terminates hereunder is hereinafter called a “Blackout Period”).

(b) Any delivery by the Company of notice of an Information Blackout during the forty-five (45) days immediately following effectiveness of any Registration Statement effected pursuant to Section 2.01 hereof shall give the Holders of a majority in aggregate amount of Registrable Securities being sold the right, by written notice to the Company within twenty (20) Business Days after the end of such Blackout Period, to cancel such registration.

(c) Notwithstanding the foregoing, there shall be no more than two (2) Information Blackouts during any calendar year and no Blackout Period shall continue for more than forty-five (45) consecutive days.

Section 2.11 Restriction on Company Grants of Subsequent Registration Rights.

The Company agrees that, without the prior written consent of the Holders of a majority of the Outstanding Registrable Securities, it shall not enter into any agreement with the holder or prospective holder of any securities of the Company that would grant such holder or prospective holder any registration rights.

ARTICLE III

TRANSFERS

Section 3.01 Transfer of Rights

(a) TI Holdings may transfer all or any portion of its rights with respect to the Registrable Securities under this Agreement to any Person (each, a “Transferee”), and any such Transferee may likewise transfer all or any portion of the rights it acquires with respect to the Registrable Securities to a subsequent Transferee; provided, that the demand registration rights of TI Holdings set forth in Section 2.01 hereof are not transferable unless such Transferee holds at least twenty-five percent (25%) of the Outstanding Registrable Securities, and provided further, that any such transfer complies with applicable law. TI Holdings and any Transferee who transfers securities to another Person is referred to herein as a “Transferring Holder.”

(b) Any such transfer of rights under this Agreement will be effective upon receipt by the Company of (i) written notice from such Transferring Holder stating the name and address of any Transferee and identifying the number of Registrable Securities with respect to which rights under this Agreement are being transferred and the nature of the rights so transferred, and (ii) a written agreement from the Transferee to be bound by the terms of this Agreement, upon which such Transferee will be deemed to be a party hereto and have the rights and obligations of the Transferring Holder hereunder with respect to the Registrable Securities transferred (subject to 3.01(a)).

(c) In the event the Company engages in a merger or consolidation in which the shares of Common Stock are converted into securities of another company, appropriate arrangements will be made so that the registration rights provided under this Agreement continue to be provided to Holders by the issuer of such securities. To the extent such new issuer, or any other company acquired by the Company in a merger or consolidation, was bound by registration rights obligations that would conflict with the provisions of this Agreement, the Company will use its reasonable best efforts to modify any such “inherited” registration rights obligations so as not to interfere in any material respects with the rights provided under this Agreement, unless otherwise agreed by (i) TI Holdings or (ii) if TI Holdings owns less than 50% of the Registrable Securities, Holders then owning a majority of the Registrable Securities.

Section 3.02 In-Kind Distributions.

If TI Holdings seeks to effectuate an in-kind distribution of all or part of its shares of Common Stock to its direct or indirect equityholders, the Company will, subject to applicable lockups, cooperate with TI Holdings and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by TI Holdings.

ARTICLE IV

MISCELLANEOUS

Section 4.01 Consent to Assignment.

This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties hereto including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of applicable law.

Section 4.02 Entire Agreement and Amendments.

This Agreement constitutes the entire agreement among the parties, and merges and supersedes all previous agreements and understandings among the parties, whether oral or written, relating to the subject matter hereof. No amendment, modification or interpretation of this Agreement will have any effect unless it is reduced to writing, makes specific reference to this Agreement and is signed by all of the parties.

Section 4.03 Notices.

All notices, requests, demands and other communications required or permitted hereunder shall be in writing and if mailed by prepaid first-class mail or certified mail, return receipt requested, at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, shall be deemed to have been received on the earlier of the date shown on the receipt or three Business Days after the postmarked date thereof and, if telexed or telecopied, the original notice shall be mailed by prepaid first class mail within twenty-four (24) hours after sending such notice by telex or telecopy, and shall be deemed to have been received on the next Business Day following dispatch and acknowledgment of receipt by the recipient’s telex or telecopy machine. In addition, notices hereunder may be delivered by hand, in which event the notice shall be deemed effective when delivered, or by overnight courier, in which event the notice shall be deemed to have been received on the next Business Day following delivery to such courier. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

If to the Company:

Tower International, Inc.

17672 Laurel Park Drive North, Suite 400E

Livonia, MI 48152

Fax: (248) 675-6459

Attention: Chief Financial Officer

Copy to:

Lowenstein Sandler PC

1251 Avenue of the Americas, 18th floor

New York, NY 10020

Fax: (973) 597-2351

Attention:	Peter H. Ehrenberg, Esq.
Robert G. Minion, Esq.

If to TI Holdings:

c/o Cerberus Capital Management, L.P.

299 Park Avenue, 22nd Floor

New York, NY 10171

Fax: (212) 891-1540

Attention: Mark Neporent, Esq.

Copy to:

Cerberus Capital Management, L.P.

299 Park Avenue, 22nd Floor

New York, NY 10171

Fax: (646) 885-3673

Attention: Lisa Gray, Esq.

Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 4.03.

Section 4.04 Non-Waiver.

The waiver by any party of any breach of any term, covenant, condition or agreement contained herein or any default in the performance of any obligations hereunder shall not be deemed to be a waiver of any other breach or default of the same or of any other term, covenant, condition, agreement or obligation.

Section 4.05 Governing Law, Jurisdiction.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of any New York State court or federal court of the United States of America sitting in New York, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court.

Section 4.06 Captions.

All captions are inserted for convenience only, and will not affect any construction or interpretation of this Agreement.

Section 4.07 Severability.

Any provision of this Agreement which is or may become prohibited or unenforceable, as a matter of law or regulation, will be ineffective only to the extent of such prohibition or unenforceability and shall not invalidate the remaining provisions hereof if the essential purposes of this Agreement may be given effect despite the prohibition or unenforceability of the affected provision.

Section 4.08 Equitable Remedies.

The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

Section 4.09 Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

Section 4.10 Recapitalizations, Exchanges, Etc. Affecting Common Stock.

Except as otherwise provided in this Agreement, the provisions of this Agreement shall apply to any and all shares of capital stock or other securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, transfer of Equity

Interests or otherwise) which may be issued in respect of, in exchange for, or in substitution of, any shares of Common Stock by reason of any reorganization, recapitalization, reclassification, merger, consolidation, partial or complete liquidation, sale of assets, spin-off, stock dividend, split, distribution to stockholders or combination of the shares of Common Stock or any other change in the Company’s capital structure, in order to preserve fairly and equitably as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

Section 4.11 Effective Date.

This Agreement shall be effective as of the Effective Date.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories thereunto duly authorized as of the date first set forth above.

Tower International, Inc.

By:
Name:
Title:

Tower International Holdings, LLC

By:
Name:
Title: